SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) May 5, 1998

                            Cox Communications, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)





           1-06590                                   58-2112288
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     (Commission File Number)          (I.R.S. EmployerIdentification Number)

          1400 Lake Hearn Drive
          Atlanta, Georgia                             30319
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         (Address of principal                       (Zip Code)
          xecutive offices)

                                 (404) 843-5000
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               Registrant's telephone number, including area code





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Item 5.  Other Events.

         On May 5, 1998, the Registrant issued the following Press release:

ATLANTA--May 5, 1998--Cox Communications, Inc.(NYSE:COX) today announced expansion of its cable television holdings to include the entire Las Vegas, Nevada metropolitan area as part of a definitive agreement by Cox to acquire Prime South Diversified, Inc. (PSDI) for a combination of Cox stock and cash. The transaction values all of the businesses of PSDI, comprised of 319,000 residential cable television customers, 105,000 hotel units, and interests in various other non-consolidated operations, at $1.325 billion.

    PSDI is a holding company whose interests include Community Cable TV(CCTV), the cable television system serving Las Vegas; Hospitality Network, Inc., a provider of resort-hotel room video entertainment and interactive services in Las Vegas and other gaming cities domestically and internationally; PrimeTel of Nevada, a provider of video, voice and data to multiple dwelling units (MDUs) in Las Vegas; a 35% interest in NextLink Nevada, a facilities-based provider of commercial local and interexchange telecommunications services; a 33% interest in Las Vegas One, the market's only 24 hour television news operation; and various ownership positions in other diversified PSDI investments.

    The Greenspun family of Las Vegas, owner of the Las Vegas Sun, currently owns a majority interest in PSDI, together with Prime Cable of Austin, Texas and various institutional investors. The transaction is structured so that Cox and the Greenspun family will be partners in all of the PSD businesses and possible future businesses in Las Vegas.

    In making the announcement, Jim Robbins, President and CEO of Cox said, "The Greenspun family has long enjoyed a highly regarded reputation in Las Vegas. We look forward to partnering with them going forward. Together with Prime's management expertise, they have created the most sought after cable property in the country. Cox is uniquely positioned to capitalize on their combined success to take these businesses to the next level."

    Adding Las Vegas to the Cox portfolio of already well-clustered cable properties in the Southwest has created a Mega-Cluster, according to Mr. Robbins. "Prior to this transaction, Cox had some 2.2 million homes passed in Southern California and Arizona. This addition of another 506,000 residential homes passed in the fastest growing metropolitan area of the U.S. makes us the premiere provider of advanced video, voice and data services in the region -- an unparalleled opportunity afforded to us by this agreement with the Greenspun family and Prime," he added.

     "My family is delighted to partner with Cox," said Brian Greenspun, Vice President of CCTV. "We have been fortunate to have the right partners throughout the tremendous growth of cable


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television  in  Southern  Nevada.  Each of them has  helped  us keep  our  cable television company at the forefront of our industry. We could not have asked for better partners in 1986 when we teamed up with Prime Cable. Not only have they been outstanding operators, but they have become close and cherished friends," he continued.

    "By joining with Cox, which at its roots is a family business-albeit a large one, we will be able to continue the commitment that Hank Greenspun first made when he started this business. And that is to provide the best and most advanced services at competitive prices to a community that not only demands but deserves the best," he said.

    "We are anxious to help make this transition as smooth as possible, and we look forward to joining Cox and Prime in working with the franchising authorities to complete this transaction as soon as possible," Mr. Greenspun said.

    The Las Vegas system serves the entire metropolitan area, and ranks among the 10 largest cable systems in the U.S. Operated from a single headend with some 4,000 miles of hybrid fiber-coax plant, a system upgrade is well under way to a 750 MHz fiber rich platform and is expected to be two-thirds completed by year-end 1998, according to Mr. Robbins. "This will allow us to maintain our vision as a single provider of advanced video, voice and data services, just as we're already doing in existing Cox cluster markets throughout the United States," he said.

    Mr. Robbins said Hospitality Network is the largest provider of video entertainment and interactive services to gaming resorts and hotels in the U.S. Services currently provided include pay-per-view, on-demand movies, in-room cash advances, video checkout services, show reservations, customer surveys, keno and racing results. "With a total of 105,000 hotel rooms activated by this year end, including 77,000 in Las Vegas, this is a strong advantage for our local operations, and a key value-added business in the Las Vegas market," he said.

    NextLink Nevada provides a full array of facilities-based competitive local and inter-exchange telecommunications services to business and hotel customers in the Las Vegas area, including long distance access, switched services, long distance toll and private network connections. At year-end 1997, NextLink had more than 300 buildings connected to its network, counted over 3,500 access lines and 600 switched circuits. "Cox has already achieved terrific success in the commercial telephone business through Cox Fibernet. We're especially pleased to add this interest in NextLink Nevada to our existing commercial telecommunications business portfolio," Mr. Robbins said.

    Las Vegas One, a partnership with the Las Vegas Sun newspaper and Landmark Communications' local CBS affiliate, KLAS, is a 24 hour news channel with the market's only live prime time television news. "Cable is about local programming and local news is important, especially to all of Las Vegas' new residents," Mr. Robbins said.


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    PrimeTel of Nevada will provide a bundled  package of cable,  local and long distance telephone, data and other telecommunications services to MDUs in the Greater Las Vegas Area. "With our existing Cox MultiLink product, we've been a pioneer with this innovative concept to bundle various telecommunications products to MDUs," Mr. Robbins said. "Adding our experience and personnel will move this product forward in Las Vegas."

    Daniels & Associates represented the Sellers in this transaction. Salomon Smith Barney provided advisory services to Cox in connection with this transaction, and Goldman Sachs acted as advisor to the Greenspun Family.

    Closing of the transaction is subject to necessary government and regulatory approvals.

    Cox Communications, Inc. (NYSE:COX) is among the nation's largest broadband communications companies, presently serving some 3.3 million customers. As a full service provider of telecommunications products, Cox offers an array of services, including cable television under the Cox Cable brand; local and long distance telephone services under the Cox Digital Telephone brand; high speed Internet access via Cox@Home; commercial voice and data services under the Cox Fibernet and Cox@Work brands; and advanced digital video programming services under the Cox Digital TV brand. Cox is an equity partner in Sprint PCS, the nation's first national wireless personal communications service (PCS); and is also an investor in numerous programming networks, including Discovery Channel. More information about Cox Communications can be accessed on the Internet at www.cox.com.

Item 7.           Financial Statements and Exhibits.

(a)      Financial Statements of business acquired:

         Not applicable.

(b)      Pro Forma financial information:

         Not applicable.

(c)      Exhibits:

         2.1 Agreement and Plan of Merger Among Cox Communications, Inc., Cox Communications Las Vegas, Inc., PrimeSouth Diversified, Inc. and the Greenspun Shareholders





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                COX COMMUNICATIONS, INC.



Dated: May 28, 1998                             By: /s/ Andrew A. Merdeck
                                                   Andrew A. Merdek
                                                   Corporate Secretary



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